UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)				April 7, 2020

	Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware			001-03970	23-1483991
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road,	Camp Hill,	Pennsylvania		17011
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code			(717)	763-7064

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.25 per share	HSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
On April 7, 2020, Harsco Corporation (the “Company”) issued a press release that included information regarding results for the first quarter ended March 31, 2020. A copy of that press release is attached as Exhibit 99.1.
Item 7.01 Regulation FD
On April 7, 2020, the Company issued a press release announcing that it is withdrawing its full year 2020 outlook provided on February 21, 2020, as well as actions it is taking to address the financial impact of the COVID-19 pandemic. A copy of that press release is attached as Exhibit 99.1.
This information is being furnished in this report and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 7, 2020.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: April 7, 2020	/s/ Russell C. Hochman
Name: Russell C. Hochman
Title: Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary